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HEALTHCARE
SERVICES
GROUP, INC.


                         HEALTHCARE SERVICES GROUP, INC.
               REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED
               JUNE 30, 2005 AND 2005 SECOND QUARTER CASH DIVIDEND



      o  SECOND QUARTER NET INCOME UP 30% OVER 2004 SECOND QUARTER

      o  SIX MONTH PERIOD NET INCOME UP 29% OVER 2004 SIX MONTH PERIOD

      o  QUARTERLY CASH DIVIDEND RAISED 14% OVER PRIOR QUARTER PAYMENT


Bensalem, PA - July 19, 2005, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended June 30, 2005 increased 5% to $116,048,000 compared to $110,489,000 for the same 2004 period. Net income increased 30% for the three months ended June 30, 2005 to $4,584,000 or $.17 per basic and $.16 per diluted common share, compared to the 2004 second quarter net income of $3,530,000 or $.13 per basic and per diluted common share. The earnings per common share data ( as well as the cash dividend data described below) has been adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on May 2, 2005.

         Revenues for the six months ended June 30, 2005 increased 6% to $230,743,000 compared to $217,111,000 for the same 2004 period. Net income for the six months ended June 30, 2005 increased by 29% to $8,847,000 or $.33 per basic and $.31 per diluted common share compared to the 2004 six month period net income of $6,849,000 or $.26 per basic and $.25 per diluted common share.

         Our Board of Directors has declared a quarterly cash dividend of $.08 per common share, payable on August 12, 2005 to shareholders of record at the close of business July 29, 2005. This represents a 14% increase over the dividend declared for the 2005 first quarter and is the ninth consecutive quarterly dividend payment, as well as the eighth consecutive increase since our initiation of quarterly cash dividend payments in 2003.


Corporate Office: 3220 Tillman Drive o Glenview Corporate Center o Suite 300 o Bensalem, PA 19020
       (215) 639-4274 o (800) 523-2248 o Fax: (215) 639-2152 o http://www.hcsgcorp.com

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Earnings Release                                                   July 19, 2005
Page 2

FORWARD LOOKING STATEMENTS/RISK FACTORS

This report includes forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of 2005 six month period revenues ( such client's Board of Directors voted to conduct an auction to sell the company, which is anticipated to be completed by year-end); our claims' experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004 and in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from



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Earnings Release                                                   July 19, 2005
Page 3


clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would also be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.

         In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company  Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274

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                                              HEALTHCARE SERVICES GROUP, INC.
                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                        (Unaudited)


                                             June 30, 2005     December 31, 2004
                                             -------------     -----------------
Cash and cash equivalents                     $ 82,533,000       $ 74,847,000
Accounts receivable, net                        59,458,000         55,725,000
Deferred income taxes                              709,000            574,000
Other current assets                            15,532,000         14,125,000
                                              ------------       ------------
  Total current assets                         158,232,000        145,271,000

Property and equipment, net                      4,786,000          4,804,000
Notes receivable- long term, net                 3,853,000          5,557,000
Deferred compensation funding                    4,838,000          4,062,000
Deferred income taxes- long term                 6,167,000          5,563,000
Other assets                                     1,708,000          1,707,000
                                              ------------       ------------

                                              $179,584,000       $166,964,000
                                              ============       ============




Accrued insurance claims- current             $  4,670,000       $  4,169,000
Other current liabilities                       15,023,000         16,090,000
                                              ------------       ------------
  Total current liabilities                     19,693,000         20,259,000

Accrued insurance claims- long term             10,896,000         10,227,000
Deferred compensation liability                  6,023,000          5,018,000
Stockholders' equity                           142,972,000        131,460,000
                                              ------------       ------------

                                              $179,584,000       $166,964,000
                                              ============       ============




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                                                HEALTHCARE SERVICES GROUP, INC.
                                               CONSOLIDATED STATEMENTS OF INCOME
                                                          (Unaudited)

                                                    For the Three Months Ended
                                                             June 30,
                                                     2005               2004
                                                 ------------       ------------
Revenues                                         $116,048,000       $110,489,000
Operating costs and expenses:
   Cost of services provided                      101,385,000         97,340,000
   Selling, general and administrative              8,109,000          7,761,000
Other income:
   Investment and interest income                     839,000            306,000
                                                 ------------       ------------
Income before income taxes                          7,393,000          5,694,000
Income taxes                                        2,809,000          2,164,000
                                                 ------------       ------------
Net income                                       $  4,584,000       $  3,530,000
                                                 ============       ============

Basic earnings per common share                  $        .17       $        .13
                                                 ============       ============

Diluted earnings per common share                $        .16       $        .13
                                                 ============       ============

Cash dividends per common share                  $        .07       $        .04
                                                 ============       ============
Basic weighted average number of
   common shares outstanding                       26,878,000         26,255,000
                                                 ============       ============

Diluted weighted average number of
   common shares outstanding                       28,404,000         27,701,000
                                                 ============       ============


Common shares and per share data adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on May 2, 2005


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                                                HEALTHCARE SERVICES GROUP, INC.
                                               CONSOLIDATED STATEMENTS OF INCOME
                                                          (Unaudited)

                                                     For the Six Months Ended
                                                            June 30,
                                                      2005              2004
                                                 ------------       ------------
Revenues                                         $230,743,000       $217,111,000
Operating costs and expenses:
   Cost of services provided                      201,155,000        190,789,000
   Selling, general and administrative             16,538,000         15,775,000
Other income:
   Investment and interest income                   1,219,000            500,000
                                                 ------------       ------------
Income before income taxes                         14,269,000         11,047,000
Income taxes                                        5,422,000          4,198,000
                                                 ------------       ------------
Net income                                       $  8,847,000       $  6,849,000
                                                 ============       ============

Basic earnings per common share                  $        .33       $        .26
                                                 ============       ============

Diluted earnings per common share                $        .31       $        .25
                                                 ============       ============

Cash dividends per common share                  $        .13       $        .07
                                                 ============       ============
Basic weighted average number of
   common shares outstanding                       26,750,000         26,226,000
                                                 ============       ============

Diluted weighted average number of
   common shares outstanding                       28,221,000         27,679,000
                                                 ============       ============


Common shares and per share data adjusted to reflect the three-for-two stock split paid in the form of a 50% stock dividend on May 2, 2005